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                                                                  EXHIBIT 21




                               CANTEL INDUSTRIES, INC.

                      Subsidiaries of Registrant - July 31, 1997
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Carsen Group Inc.         (Amalgamated under the laws of Ontario, Canada)

MediVators, Inc.          (Incorporated under the laws of Minnesota)